Exhibit 10.18
                           LEASE AGREEMENT

                      TOWN PLACE SHOPPING CENTER
                          GILROY, CALIFORNIA


      This Lease Agreement is dated January 30, 2002 for reference purposes only, and is made and entered into by and between Town Place LLC, a California limited liability company ("Landlord"), whose address is 15335 Calle Enrique, Morgan Hill, California 95037, and Central Coast Bancorp, a California corporation dba "Community Bank of Central California" ("Tenant"), whose address is 301 Main Street, Salinas, California 93901. The terms "the Lease Agreement", "the Lease", "this Lease" and "this Lease Agreement" are interchangeable terms and refer to this Lease Agreement dated February 1, 2002.


                  ARTICLE 1. BASIC LEASE PROVISIONS

      Section 1.01 Basic Lease Provisions. The following basic lease provisions (the "Basic Lease Provisions") are (i) an integral part of this Lease, (ii) are referred to in other Sections of this Lease and (iii) are set forth in this Section 1.01 for the convenience of the parties. Each reference in this Lease to a Basic Lease Provision shall incorporate all of the terms and conditions applicable to such Basic Lease Provision as provided for in this Lease.

      (a)   Date of this Lease:  February 1, 2002

      (b) Landlord: Town Place LLC, a California limited liability company

      (c) Tenant: Central Coast Bancorp, a California corporation dba Community Bank of Central California

      (d)   Premises:                                 Section 2.02

      The Premises consist of approximately 2,670 square feet which consists of (i) 2,470 square feet with a frontage of approximately 38 feet and a depth of approximately 65 feet plus (ii) 200 square feet (approximately 10' x 20') within a fire exit corridor as shown on the site plan which is attached hereto and made a part hereof as Exhibit B. The Premises are commonly known as 761 First Street, Gilroy, California.

      (e)   Term:                                     Section 2.05

      Lease Term is five (5) years.

      (e-1)  Option to Extend Lease Term:             Section 2.11

      Tenant has one (1) option to extend the Lease Term for an additional five (5) years. The terms and conditions of the option and the rent and rental increases to be paid during the option period are set forth in Section 2.11 of the Lease.





      (f)   Base Rent:                                Section 3.01

      The Base Rent for months 1-12 of the Lease Term is $23.40 per square foot, or $62,478. Commencing with the second (2nd) year of the Lease Term, the Base Rent shall be adjusted annually according to increases in the CPI Index.

      (g)   Monthly Base Rent:                        Section 3.01

      The Base Rent payable on a monthly basis for months 1-12 of the Lease Term is $1.95 per square foot, or $5,206.50 per month. Commencing with the second (2nd) year of the Lease Term, the Base Rent shall be adjusted annually according to increases in the CPI Index.

      (h)   Percentage Rent Rate:                     Section 3.02

      None.

      (i)   Breakpoint:                               Section 3.02

      None.

      (j)   Tenant's Use:                             Section 7.01, 7.02

      Tenant shall use the Premises for the operation of a bank using the trade name "Community Bank of Central California". Tenant shall not use the Premises for any other purpose without the prior written consent of Landlord, which may be granted or withheld by Landlord, in Landlord's sole and absolute discretion as provided in Sections 7.01(a) and 7.01(b) of this Lease.

      (k)   Tenant's Trade Name:                      Section 16.01

      Tenant's trade name shall be "Community Bank of Central
California."

      (l)   Annual Promotional Charge:                Section 16.03

      Tenant's participation in any Advertising and Promotional Program, if established by Landlord, shall be at Tenant's option. If Tenant does elect to participate in such a program, then Tenant shall pay Tenant's proportionate share of the Annual Promotional Charge as determined by Landlord.

      (m)   Security Deposit:                         Section 25.01

      Deleted.

      (n)   Landlord's Address:                       Section 26.05

                  Town Place LLC
                  c/o Pacific Oak Properties, Inc.
                  15335 Calle Enrique
                  Morgan Hill, CA 95037
                  Attention:  Mr. John Kent


      (o)   Tenant's Address:                         Section 26.05

                  Community Bank of Central California
                  301 Main Street
                  Salinas, California 93901
                  Attention:  Mr. Harry Wardwell


                      ARTICLE II. GRANT AND TERM

      Section 2.01 Shopping Center Defined. Landlord has executed that certain Ground Lease dated October 23, 1996 ("Ground Lease") pursuant to which Landlord leases the property described on Exhibit A, attached hereto and made a part hereof ("Property") for a period of twenty-five (25) years. Landlord has constructed a shopping center known as "Town Place Shopping Center" ("Shopping Center") on the Property in accordance with the site plan ("Site Plan") which is attached hereto and made a part hereof as Exhibit B.

      Section 2.02 Premises. Landlord, in consideration of the Rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and Tenant hereby rents from Landlord, those certain premises in the Shopping Center, being a portion of the building identified as Pad 1 as shown on the Site Plan ("the Premises").

      The exterior walls and roof of the Premises and the area beneath said Premises are not demised hereunder, and the use thereof together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits, wires and structural elements leading through the Premises in locations which will not materially interfere with Tenant's use thereof and serving other parts of the Shopping Center are hereby reserved unto Landlord; provided, however, that such reservation shall in no way affect the maintenance obligations as provided herein.

      Subject to the provisions of Sections 6.02 and 26.13 of this Lease, the Premises shall consist of a storebuilding having a frontage of approximately thirty-eight (38) feet, a depth of approximately sixty-five (65) feet, a finished ceiling at least ten
(10) feet from the finished floor, a fire exit corridor of approximately two hundred (200) square feet and containing a floor area of approximately two thousand six hundred seventy (2,670) square feet as shown on Exhibit B. Tenant shall have rights of ingress and egress from the Premises and the streets shown on Exhibit B and through the entrances shown on Exhibit B.

       Section 2.03 Easement and Covenant Agreement. This Lease Agreement and the Premises are subject to that certain Agreement ("Easement Agreement") recorded on December 14, 1984 which creates certain reciprocal easements between the Property and other adjoining property. It is expressly understood between Landlord and Tenant that this Lease is subject to the provisions of the Easement Agreement and that the Easement Agreement shall control over any conflicting provisions of this Lease.

Landlord has also provided Tenant with a copy of an Agreement dated June 23, 1972 executed between Gavilan Bank and Margiorino Chiesa ("Gavilan Agreement"). The Chiesa Parcel referred to in the Gavilan Agreement includes the Shopping Center. Section 4 of the Gavilan Agreement provides that "no portion of the Chiesa Parcel shall be devoted to commercial banking" for a period of 35 years ("Bank Restriction"). Landlord makes no warranty or representation regarding the Bank Restriction including, without limitation, the validity, enforceability and/or legal effect of the Bank Restriction. Landlord and Tenant agree that if a future claim or threat of legal action is made against either Landlord or Tenant on the basis that this Lease violates the Bank Restriction, then either Landlord or Tenant may elect to terminate the Lease by providing written notice to the other party. In the event of such termination, (a) Landlord waives and releases Tenant from any and all claims and/or damages arising out of the termination of this Lease due to the Bank Restriction, (b) Tenant waives and releases Landlord from any and all claims and/or damages arising out of the termination of this Lease due to the Bank Restriction and (c) Tenant shall pay Landlord all Rent due under this Lease through the date of such termination.

      Section 2.04 Common Area. The term "Common Area" shall mean all areas within the exterior boundaries of the Shopping Center exclusive of buildings and shall include, without limitation, the parking areas, roadways, driveways, sidewalks, truckways, loading docks, delivery areas, landscaped areas, public bathrooms and comfort stations, and all other areas or improvements of the Shopping Center which may be provided by Landlord for the convenience and use of the Tenants of the Shopping Center, and their respective subtenants, agents, employees, customers, invitees, and any other licensees of Landlord. Landlord hereby grants to Tenant, its agents, customers, licensees, invitees, employees, vendors and visitors, the right, privilege and easement to use the Common Area provided that Tenant is not in default of any of the performance of any of its obligations as provided in this Lease and that such use is in accordance with all of the provisions of this Lease and the Rules and Regulations attached hereto and made a part hereof as Exhibit G.

      Section 2.05 Lease Term. The term of this Lease ("the Lease Term") shall be for a period of five (5) Lease Years following the Rent Commencement Date.

      Section 2.06  Rent Commencement Date.  The term "Rent
Commencement Date" shall mean the date which is forty-five (45) days after the date on which Landlord and Tenant have executed the Lease.

      Section 2.07 Termination Date. The term "Termination Date" shall mean the date which is five (5) Lease Years following the Rent Commencement Date or the earlier termination of this Lease as provided herein.

      Section 2.08 Lease Year Defined. The term "Lease Year" as used herein shall be defined to mean a period of twelve (12) consecutive calendar months. The first (1st) Lease Year shall begin on the Rent Commencement Date if the Rent Commencement Date shall occur on the first day of a calendar month: if not, then the first
(1st) Lease Year shall commence on the first (1st) day of the month immediately following the Rent Commencement Date and the period between the Rent Commencement Date and the last day of such month shall be added to the first Lease Year. Each succeeding Lease Year shall commence on the anniversary date of the first (1st) Lease Year.

      Section 2.09  Supplemental Agreement.  When the Rent
Commencement Date and the Termination Date have been determined, Landlord and Tenant shall execute a supplemental agreement in the form attached hereto and made a part hereof as Exhibit C.

      Section 2.10  Deleted.

      Section 2.11 Option to Extend Lease Term. (a) For separate, independent and bargained for consideration, Landlord hereby grants to Tenant one (1) option to extend the Lease Term ("Option") for an additional five (5) years ("Option Period") subject to the following terms and conditions:

      (b) The Option shall be exercised by Tenant, if at all, by delivering to Landlord, not later than twelve (12) months prior to the expiration of the original Lease Term written notice stating Tenant's election to exercise its Option to extend the Lease Term ("Tenant's Option Notice").

      (c) All terms and conditions of the Lease Agreement shall remain the same during the Option Period (provided that in no event shall Tenant have the right to extend the Lease Term after the expiration of the Option Period) except the payment of Base Rent, which shall be determined as provided in Sections 2.11(d) of this Lease.

      (d) In the event that Tenant elects to exercise the Option to extend the Lease Term as provided herein, then the Base Rent payable during the first year of the Option Period (Lease Year 6) shall be one hundred percent (100%) of the prevailing fair market rental rate for the Premises ("FMRR") as determined in Section 2.11(e) of this Lease; provided, however, that in no event shall the Base Rent during the first year of the Option Period (Lease Year 6) be less than the Base Rent payable in the last year of the original Lease Term (Lease Year 5). The Base Rent shall be increased at the commencement of the second year of the Option Period (Lease
Year 7) and at the commencement of each Lease Year thereafter (each of which is referred to herein as an "Adjustment Date") based on increases in the CPI Index in the same manner as provided in Section 3.01(b) of this Lease.

      (e)   The FMRR shall be determined as follows:

            (i) Landlord and Tenant shall meet and attempt to determine the FMRR by mutual agreement within thirty (30) days after Landlord has received Tenant's Option Notice.

            (ii) In the event that the parties fail to agree on the FMRR during such thirty (30) day period, then each party shall, within ten (10) days following the expiration of the thirty (30) day period, select an MAI appraiser with at least five (5) years experience in the appraisal of commercial/retail properties and shopping centers in Santa Clara County. The appraisers so selected shall, in turn, select an additional appraiser meeting the same qualifications as the appraisers selected by Landlord and Tenant.

            (iii) Landlord shall pay the fees of the appraiser selected by Landlord, Tenant shall pay for the fees of the appraiser selected Tenant and Landlord and Tenant shall share equally the fees of the third appraiser.

            (iv) Within thirty (30) days of being selected, all appraisers shall submit their respective opinions of FMRR to Landlord and Tenant. The average of the three (3) FMRR numbers submitted by the appraisers shall be the FMRR for purposes of this Lease.

            (v) For purposes of this Lease, FMRR shall mean the Base Rent charged for similar premises located within the City of Gilroy of comparable type and quality, taking into account the condition of the Shopping Center and site improvements, the nature, extent and quality of interior improvements and the Shopping Center, the other tenants of the Shopping Center, the amount of parking and other relevant factors.

      (e) Notwithstanding other provision of this Lease, in the event that Tenant is in default of any of its obligations under the Lease, and such default is not cured as provided herein, then Tenant's Option shall immediately terminate without any further action of the parties and shall be of no further force or effect.

      (f) The Option shall be personal to the originally named Tenant and any Affiliate of Tenant, as defined in Section 14.01 of this Lease, and shall be exercisable only by the originally named Tenant and such Affiliate (and not any other assignee, sublessee or other Transferee of the originally named Tenant's interest in this Lease). The originally named Tenant and any Affiliate may exercise the Option only if that Tenant or Affiliate occupies the entire Premises as of the last date on which the Tenant and/or Affiliate may properly exercise the Option.

      (g) In the event of any sublease, assignment or other transfer of all or part of the Premises by Tenant or of Tenant's interest in this Lease without the prior written consent of Landlord, then the Option shall immediately terminate and be of no further force or effect.


                          ARTICLE III. RENT

      Section 3.01 Base Rent. (a) The Base Rent during the Lease Term shall be the amount set forth in Section 1.01(f) hereof, which sum shall be payable by Tenant in monthly installments in the amounts set forth in Section 1.01(g) hereof, on or before the first
(1st) day of each month, in advance, without notice or demand and without any deduction, offset or abatement, in lawful money of the United States of America, at the office of Landlord, or such other place as Landlord may designate. If the Lease Term commences on a day other than the first (1st) day of a calendar month, then the Rent, as hereinafter defined, for such month shall be prorated upon a daily basis based upon a thirty (30) day calendar month.

      (b) The Base Rent set forth in Section 3.01 of this Lease shall be adjusted at the commencement of the second (2nd) year of the Lease Term and at the commencement of each Lease Year thereafter (each of which is referred to herein as an "Adjustment Date") as follows:

            (i) The adjustment shall be calculated upon the basis of the percentage increase in the Consumer Price Index, San Francisco Bay Area, All Urban Consumers, with a base year of 1982 - 1984 = 100, as published by the United States Department of Labor, Bureau of Labor Statistics, (referred to herein as the "CPI Index") for the twelve (12) months immediately preceding the Adjustment Date in question. If the percentage change in the CPI Index for such prior twelve (12) month period is either negative or zero, then the Base Rent shall remain unchanged until the next Adjustment Date.

            (ii) If the CPI Index is discontinued or is revised during the Lease Term, then the adjustment to the Base Rent shall be based on such other government index or computation with which it is replaced in order to obtain substantially the same result as would be obtained if the CPI Index had not been discontinued or revised.

      Section 3.02  Percentage Rent.  Deleted.

      Section 3.03  Gross Sales.  Deleted.

      Section 3.04 Tenant's Tax Obligations. (a) During the Lease Term, Tenant shall pay to Landlord its proportionate share of real property taxes and assessments applicable to the Shopping Center ("Real Estate Taxes") as defined herein. In the event that a property tax bill applies to a period of time which is prior to the Rent Commencement Date or after the Termination Date, as defined in this Lease, then such property tax bill shall be prorated based upon Tenant's occupancy of the Premises. Tenant's proportionate share of Real Estate Taxes shall mean 3.36 % (2,670 square feet in a total of 79,385 square feet). The term "Real Estate Taxes" shall mean all taxes and existing and future assessments, general and special, and governmental charges of any kind or nature whatsoever, which may be levied or assessed by any lawful authority against the land, buildings, and improvements comprising the Shopping Center, including without limitation (i) all charges, taxes and assessments set forth on the real property tax bill from the tax collector for the County of Santa Clara, (ii) any fee, tax, levy, charge or assessment imposed by any taxing authority, (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the property by any governmental agency,
(iv) all ad valorem real property taxes and assessments (including installments of special assessments required to be paid during the calendar year) including any increase in taxes resulting from a reappraisal of the Shopping Center from time to time by virtue of a change in the ownership of Landlord's interest or otherwise by operation of law and (v) any costs, expenses and attorneys' fees (including the costs of tax consultants) incurred by Landlord in connection with the negotiation for reduction in the assessed valuation of land, buildings and improvements comprising the Shopping Center.

      (b) Tenant's proportionate share of Real Estate Taxes levied or assessed for or during the term hereof, as determined by Landlord shall be paid in monthly installments on or before the first (1st) day of each calendar month, in advance, in an amount estimated by Landlord. Upon receipt of all tax bills and assessment bills, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of Real Estate Taxes for such year. In the event no tax bill is available, Landlord will compute the amount of such tax. If the total amount paid by Tenant under this Section 3.04 for any calendar year during the term of this Lease shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after demand therefore by Landlord; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment of taxes and assessments due from Tenant to Landlord hereunder. All amounts due hereunder shall be payable to Landlord at the place where the Base Rent is payable. Landlord's and Tenant's obligations under this Section 3.04 shall survive the expiration of the term of this Lease.

      (c) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant.

      Section 3.05 Additional Payments. Tenant shall pay any and all sums of money or charges required to be paid by Tenant under this Lease promptly when the same are due, without any deductions or setoff whatsoever. Tenant's failure to pay any such amounts or charges when due shall carry with it the same consequences as Tenant's failure to pay Rent. All such amounts or charges shall be payable to Landlord at the place where the Base Rent is payable.

      Section 3.06  Definition of Rent.  The Base Rent, Amortized
Rent and Additional Rent shall be collectively referred to in this Lease as "Rent."

      Section 3.07 Definition of Additional Rent. Tenant's proportionate share of all Real Estate Taxes, insurance premiums, Common Area charges, utility services paid by Tenant to Landlord, and all other charges, costs, expenses and other sums which Tenant is required to pay to Landlord under the terms of this Lease (together with all interest and penalties that may accrue in the event of Tenant's failure to pay such charges) and all damages, costs and expenses which Landlord may incur by reason of any default by Tenant shall be deemed to be "Additional Rent" under the terms of this Lease. Landlord shall have all of the same rights and remedies with respect to the non-payment of Additional Rent as Landlord has for the non-payment of Rent.

      Section 3.08 Returned Check. In the event that any payment of Rent is made by a check which is not honored by the bank upon which it is drawn, whether the check is returned for insufficient funds (NSF) or any other reason, then all future payments of Rent during the Lease Term, or any extension thereof, shall be made by cashier's check payable to Landlord.

      Section 3.09 Three Day Notice. In the event that Tenant defaults in the payment of Rent and Landlord delivers a written notice to Tenant pursuant to California Code of Civil Procedure 1161(2) (commonly referred to as a 3 Day Notice to Pay Rent or
Quit), then Tenant shall be required to (1) cure such default by making the payments referred to in the written notice with a cashier's check payable to Landlord and (2) subject to Tenant properly curing such default, then all future payments of Rent during the Lease Term, or any extension thereof, shall be made by cashier's check payable to Landlord.

      Section 3.10 Late Charges. If any payment of Rent due from Tenant is not received by Landlord within ten (10) days of the due date two (2) times during any one year of the Lease Term, then Tenant shall pay to Landlord, in all future instances where the payment of Rent due from Tenant is not received by Landlord within ten (10) days of the due date, an additional sum equal to ten percent (10%) of the amount of the Rent then due ("Late Charge"). The ten (10) day period during which Landlord agrees to accept the Rent due without the imposition of a Late Charge shall be referred to herein as the "Grace Period". Landlord and Tenant agree that the Late Charge is reasonable under the circumstances existing at the time of the execution of this Lease and represents a fair and reasonable estimate of, and is intended to reimburse Landlord for, additional administrative and other costs that are likely to be incurred by Landlord by reason of Tenant's failure to pay Rent in a timely manner. Acceptance of any Late Charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent or delay Landlord from exercising any of the other rights and remedies available to Landlord. Landlord and Tenant intend and agree that (i) Rent is due as and when provided for in this Lease notwithstanding the existence of the Grace Period and (ii) the Grace Period shall not affect the definition of a Tenant default (as provided in Section 19.01 of this Lease) or the exercise of any of Landlord's remedies in the event of a Tenant default (as provided in Section 19.02 of this Lease), it being the understanding of Landlord and Tenant that the Grace Period is solely an agreement that a Late Charge will not be imposed if the payment of Rent then due and owing is received by Landlord within the Grace Period.

      Section 3.11 Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum (the "Interest Rate") from the due date of such amount until paid. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the Interest Rate specified in this Lease is higher than the rate permitted by law, then the Interest Rate shall be decreased to the maximum legal interest rate then permitted by law.


               ARTICLE IV. RECORDS AND BOOKS OF ACCOUNT

      Section 4.01  Tenant's Records.  Deleted.

      Section 4.02  Reports by Tenant.  Deleted.


                           ARTICLE V. AUDIT

      Section 5.01  Right to Examine Books.  Deleted.

      Section 5.02  Audit.  Deleted.


              ARTICLE VI. CONSTRUCTION AND IMPROVEMENTS

      Section 6.01 Lease of Premises AS IS. As of the date of this Lease, Landlord has already constructed certain improvements within the Premises. Tenant hereby accepts the existing improvements within the Premises, accepts the Premises in an "AS IS" condition and acknowledges and agrees that Landlord shall have no obligation to construct any additional improvements in, on or about the Premises.

      Section 6.02 Changes and Additions. Landlord reserves the right at any time and from time to time (a) to make or permit changes or revisions in its plan for the Shopping Center including additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the building areas, walkways, parking areas, driveways or other areas, (b) to construct other buildings or improvements in Shopping Center and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoin same, and (c) to make or permit changes or revisions in the Shopping Center, including additions thereto, and to convey portions of the Shopping Center to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof; provided, however, that no such changes, rearrangements or other construction shall reduce the parking areas provided by Landlord below the number of parking spaces required by law. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any such documents upon the request of Landlord and failure to do so shall constitute a material breach of this Lease.

      Section 6.03 Construction of Premises By Tenant. (a) If Tenant intends to construct additional improvements within the Premises, then Tenant shall prepare all plans and working drawings ("Tenant's Plans") for the Tenant's Improvement Work described in Exhibit E which is attached hereto and made a part hereof and shall deliver Tenant's Plans to Landlord for Landlord's approval.
Tenant's Plans shall be approved by Landlord prior to submittal to the City of Gilroy. Tenant is authorized to construct all of the improvements described in Exhibit E (at Tenant's sole cost and expense) including the installation of Tenant's trade fixtures (which shall be new unless otherwise approved in writing by Landlord) and is further authorized to furnish and install its exterior sign or signs, which sign or signs shall be subject to Landlord's prior written approval. All Tenant's Improvement Work shall be constructed by and under the supervision of a qualified and licensed general contractor approved in advance by Landlord, which approval shall not be unreasonably withheld.

      (b) In the event that Landlord shall require any modifications to the plans and specifications referred to in Section 6.03(a) of this Lease, Tenant shall promptly make such modifications and resubmit them to Landlord for approval. If Tenant fails to furnish such plans and specifications within the required time period, or fails to make the modifications as directed by Landlord, then Landlord may, at its option, either prepare the same and the cost thereof shall be paid by Tenant to Landlord upon receipt of an invoice therefor, or cancel this Lease at any time thereafter while such information has not been so furnished. No deviation from the final set of plans and specifications, once approved by Landlord, shall be made by Tenant without Landlord's prior written approval. Landlord's approval of Tenant's plans or drawings shall create no liability of Landlord for their completeness, design, sufficiency or compliance with any laws, rules, regulations or ordinances.

      (c) All alterations, additions, and improvements constructed by Tenant shall be constructed in a good and workmanlike manner, in conformity with all applicable laws and regulations and by a contractor approved by Landlord. Tenant shall keep the Premises free and clear of any liens in accordance with the provisions of
Section 9.02(b) of this Lease. Upon completion of any such work, Tenant shall provide Landlord with copies of all construction contracts, "as built" plans approved by the appropriate governmental agency, building permits and written evidence that all improvements have been inspected and approved by the appropriate governmental officials.

      Section 6.04 Settlement of Disputes. It is understood and agreed that any disagreement or dispute which may arise between Landlord and Tenant with reference to the work to be performed with respect to the Premises pursuant to Exhibit E shall be submitted to Landlord's architect, whose decision shall be final and binding on both Landlord and Tenant.


              ARTICLE VII. CONDUCT OF BUSINESS BY TENANT

      Section 7.01 Use of Premises. (a) Tenant shall use and occupy the Premises during the continuance of this Lease solely for the purpose of conducting the business set forth in Section 1.01(j) hereof. Tenant acknowledges and agrees that a material consideration and inducement for Landlord to execute this Lease is Tenant's agreement to use the Premises for the operation of a bank ("Bank Use"). Tenant, and any proposed Transferee or Affiliate (as defined in Section 14.01 of this Lease) shall not use the Premises for any use other than a Bank Use; provided, however, that Landlord may, in Landlord's sole and absolute discretion, approve of a non-Bank Use ("Non-Bank Use") if (i) such Non-Bank Use is a retail use and not an "office" use and (ii) Landlord determines, in Landlord's sole and absolute discretion, that such Non-Bank Use would be complementary to the then-existing uses in the Shopping Center and otherwise complies with the provisions of Article XIV (Assignment and Subletting) of this Lease.

      (b) Tenant acknowledges and agrees that the success of a project such as the Shopping Center is dependent upon Landlord being able to maintain, in Landlord's sole and absolute discretion, a so-called "quality tenant mix," whereby Landlord selects and leases space in the Shopping Center to quality tenants providing different services, goods and merchandise to customers, so as to create the synergism necessary for a successful retail project. Tenant agrees that neither Tenant, nor Tenant's successors and assigns as permitted by this lease, shall have the right to change the permitted Bank Use unless Landlord agrees, in Landlord's sole and absolute discretion as provided in Section 7.02(a) of this Lease.

      (c) Tenant shall keep all portions of the Premises clean at all times. Tenant shall enforce such rules and regulations with respect to the Premises as may be promulgated by Landlord from time to time. Tenant shall not use or permit the use of the Premises in any manner that will constitute a waste or a nuisance or in any way interfere with the use and quiet enjoyment of adjoining property and/or tenants. Tenant shall not do or permit anything on the Premises that will cause damage to the Premises and Tenant shall be responsible for the cost to repair any damage caused to the Premises by Tenant and Tenant's agents. Tenant shall not deposit or store any materials, supplies, equipment, products or refuse on the Premises without the prior written consent of Landlord.

      (d) No auction, liquidation, going out of business, fire or bankruptcy sales may be conducted in the Premises. Tenant agrees that it will conduct its business in the Premises during all hours established for the Shopping Center by Landlord and will conduct such business in a lawful manner and in good faith, and will not do any act tending to injure the reputation of the Shopping Center. Tenant shall not permit noise or odors in the Premises which are objected to by any Tenant or occupant of the Shopping Center and upon written notice from Landlord, Tenant shall immediately cease and desist from causing such noise or odor, and failing of which Landlord may deem the same a material breach of this Lease. Tenant shall not permit the operation of any vending machines, pinball machines, video games or other amusement devices, or pay telephones on the Premises unless otherwise approved in writing by Landlord. Tenant shall not use the areas adjacent to the Premises for business purposes; provided, however, that Tenant is authorized, subject to Landlord's prior written consent and compliance with the other terms of this Lease, to install and maintain an automatic teller machine ("ATM") in a location to be approved by Landlord. Tenant shall be solely responsible to pay for all expenses related to the installation, construction, maintenance, repair and/or replacement of an ATM. Tenant agrees that all receiving and delivery of goods and merchandise and all removal of merchandise, supplies, equipment, trash and garbage shall be made only by way of the areas provided therefore by Landlord. Tenant shall not use or permit the use of any portion of said Premises as sleeping apartments, lodging rooms, or for any unlawful purposes. No radio or television or other similar device shall be installed exterior to the Premises and no aerial shall be erected on the roof or exterior walls of the building in which the Premises are located. No merchandise or other obstruction shall be placed or permitted on the walks immediately adjoining the Premises. Landlord may direct the use of all pest extermination contractors at such intervals as Landlord may require.

      Section 7.02 Operation of Business. (a) Tenant agrees and covenants to operate one hundred percent (100%) of the Premises during the entire term of this Lease unless prevented from doing so because of fire, accident, or acts of God, and to conduct its business at all times in a high class and reputable manner, maintaining at all times a full staff of employees and a full and compete stock of merchandise.

      (b) Tenant shall, at Tenant's sole cost and expense, comply with all present and future laws, rules, requirements, ordinances, orders, directions and regulations of any federal, state, city, municipal or other governmental or lawful authority ("Governmental Laws") affecting the Premises and the operation of Tenant's business on the Premises, including but not limited to, any Governmental Laws pertaining to hazardous materials, safety and any building codes applicable to the Tenant's Improvement Work. Tenant shall not use the Premises or permit anything to be done in or about the Property which will in any way conflict with any Governmental Laws. Tenant agrees to indemnify, defend and hold Landlord and Landlord's officers, employees and agents harmless from any cost, liability, loss, damage or expense, including without limitation those for legal services, arising out of the breach of Section 7.02 of this Lease and this indemnity shall survive the termination of this Lease.

      (c) (i) Notwithstanding anything contained in this Lease to the contrary:

            (A)   Deleted.

            (B) Tenant, at its sole cost and expense, shall be responsible for complying with all applicable provisions of Title III (hereinafter referred to as "Title III") of the Americans with Disabilities Act of 1990 (hereinafter referred to as the "ADA"") relating to: (aa) the physical condition of the Premises, (bb) Tenant's policies and the operation of its business in or from the Premises, and (cc) Tenant's employment and employment-related practices, (2) Landlord shall have no responsibility whatsoever for compliance with the ADA within the Premises; and (3) Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, actions, damages, liability, cost and expense, including reasonable attorney fees, in connection with or resulting from compliance or non-compliance with the ADA relating to those matters described in Section 7.02(c)(ii)(B)(1) hereof.

            (C) Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord's consent shall not be required with respect to any work done in and/or alterations to the Premises by or on behalf of Tenant in order to comply with the ADA; provided, however, (1) with respect to any such work or alterations which are structural in nature, Tenant shall give Landlord thirty
(30) days' prior written notice of any such work or alterations and
(aa) such structural work or alterations shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, and (bb) Landlord shall have the option, exercisable by notice to Tenant within such thirty (30) day period, to perform such work or alterations at Tenant's cost and expense, (2) at least thirty (30) days prior to commencing such work or alterations, Tenant shall provide Landlord with plans and specification for any such work or alterations, and whether or not Landlord shall exercise its option to perform such work pursuant to Section 7.02(c)(i)(C)(1) hereof, Landlord shall have the right to approve the aesthetic aspects of such work, such approval not to be unreasonably withheld, and (3) within thirty (30) days after completing such work or alterations, Tenant shall provide Landlord with as-built drawings of such work or alterations.

      Section 7.03 Care of Premises. Tenant shall keep the Premises (including the service areas adjacent to the Premises, show windows and signs) orderly, neat, safe and clean and free from rubbish, insects, pests and dirt at all times and shall store all trash and garbage within the Premises and arrange for the regular pick up of such trash and garbage at Tenants expense. No such trash or garbage shall be stored in the Premises for in excess of twenty-four (24) hours. Tenant shall not burn any trash or garbage at any time in or about the building. If Landlord shall provide any services or facilities for such pick up, then Tenant shall be obligated to use the same and shall pay as additional rent a proportionate share of the actual cost thereof within ten (10) days after being billed therefore.


                ARTICLE VIII. EXPENSES AND COMMON AREA

      Section 8.01 Maintenance of Common Area. Landlord agrees to cause to be operated, managed and maintained during the term of this Lease the Common Area. The manner in which the Common Area shall be maintained and operated and the expenditures therefor shall be at the sole discretion of Landlord and the use of such areas and facilities shall be subject to such reasonable regulations as Landlord shall make from time to time. Notwithstanding any other provision of this Lease, Tenant shall have no right to (i) make any repairs to the Common Area of the Shopping Center, (ii) make any repairs to any other buildings located in the Shopping Center or
(iii) replace any portion of the Shopping Center outside of the Premises.

      Section 8.02 Tenant's Share of Expenses. Tenant shall pay to Landlord in the manner hereinafter provided, but not more often than once each calendar month, Tenant's proportionate share of all costs and expenses of every kind and nature paid or incurred by Landlord in operating, equipping, policing, protecting, lighting, insuring, repairing, replacing and maintaining all or a portion of the Shopping Center, including, without limitation, (i) the maintenance, repair and replacement of the Common Area and all other areas, facilities, parking lots, paved areas and buildings in the Shopping Center, (ii) illumination and maintenance of Shopping Center signs,
(iii) cleaning, (iv) lighting, (iv) painting of buildings and restriping of paved areas, (v) removal of trash and debris, (vi) landscaping, (vii) repairs and replacements, including roof and building repairs and replacements, (viii) heating, ventilating and air conditioning (HVAC) repairs and replacements, (ix) repairs and replacements of all parking lots and paved surfaces, (x) alarm systems, (xi) premiums for the liability and property insurance described in Article XI of this Lease, (xi) plate glass in the Common Area, (xii) fidelity bonds for employees of Landlord (xiii) personal property taxes, (xiv) supplies, (xv) holiday decorations,
(xvi) the cost of maintenance and replacement of equipment, (xvii) the reasonable depreciation of maintenance equipment used in the operation and maintenance of the Common Area, (xviii) rental for offsite parking, (xix) total compensation and benefits (including premiums for worker' compensation and other insurance) paid to or on behalf of employees involved in the performance of the work specified in this Section 8.02, (xx) cost of water, utilities and other services, if any, furnished by Landlord for the non-exclusive use of tenants; (xxi) parcel pickup and delivery services, (xxii) the amount of any depreciation reserves as reasonably determined by Landlord, for the maintenance, repair and/or replacement of any of the foregoing costs and expenses and (xxiii) an amount equal to fifteen percent (15%) of the total of all costs incurred in accordance with Section 8.02 of this Lease to cover Landlord's administrative cost.

      The proportionate share to be paid by Tenant shall initially be 3.36%, which is 2,670 square feet in a total of 79,385 square feet. Notwithstanding any other provision of this Lease, Landlord reserves the right to equitably adjust Tenant's proportionate share if such adjustment is required, as reasonably determined by Landlord, in order to fairly apportion and charge Tenant for Tenant's share of the costs and expenses described herein based on Tenant's use of the Premises and the actual charges incurred.

      Tenants proportionate share of such costs and expenses for such calendar year and partial calendar year shall be paid in monthly installments on the first (1st) day of each calendar month, in advance, in an amount estimated by Landlord. Within ninety (90) days after the end of each calendar year or partial calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenants proportionate share of such costs and expenses for such period. If the total amount paid by Tenant under this Section 8.02 for any calendar year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section 8.02.

      Section 8.03 Use of Common Area. (a) The term "Common Area," as used in this Lease, shall mean the areas described in
Section 2.04 of this Lease. The use and occupancy by Tenant of the Premises shall include the use, in common with all others to whom Landlord has granted or may hereafter grant rights to use the same, of the Common Area located within the Shopping Center, and of such other facilities as may be designated from time to time, subject, however, to rules and regulations for the use thereof as prescribed from time to time by Landlord. Tenant shall be responsible for compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant.

      (b) Landlord may at any time close temporarily any Common Area to make repairs or changes, to prevent the acquisition of public rights in such area or to discourage non-customer parking; and may do such other acts in and to the Common Area as in its judgment may be desirable to improve the convenience thereof.

      (c) Tenant and its employees, subtenants, licensees and concessionaires shall park their cars only in areas specifically designated from time to time by Landlord for that purpose. Automobile license numbers of employees', subtenants', licensees' and concessionaires' cars shall be furnished to Landlord upon Landlord's request. In the event Tenant or its employees, subtenants, licensees concessionaires or their employees fail to park their automobiles in designated parking areas, then Landlord may, at its option, charge Tenant and Tenant shall pay to Landlord as additional rent, Twenty-Five Dollars ($25.00) per day per automobile in any areas other than those designated as employee parking and distinguished form public parking areas and/or to have such automobiles towed from the Shopping Center at Tenant's expense.

      (d) Landlord reserves the right, from time to time, to utilize portions of the Common Area for carnival type shows, rides and entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which, in Landlord's judgment, tend to attract the public. Further, Landlord reserves the right to utilize the lighting standards and other areas in the parking lot for advertising purposes.


                  ARTICLE IX. ALTERATIONS AND SIGNS

      Section 9.01 Installation by Tenant. Tenant shall not make or cause to be made any alterations, additions or improvements to the Premises, or install or cause to be installed any exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings or make any changes to the storefront, mechanical, electrical or sprinkler systems without the prior written approval of Landlord. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. At least twenty (20) days prior to the commencement of any such alterations, additions or improvements pursuant to this
Section 9.01, Tenant shall notify Landlord, so that Landlord may record and post notices of non-responsibility. Notwithstanding the foregoing, Tenant may, without Landlord's consent, make interior non-structural alterations in and to the Premises which are consistent in quality, color and decor to the plans and specifications previously approved by Landlord; provided that (a) the cost thereof does not exceed Five Thousand Dollars ($5,000.00) during any Lease Year, and (b) electrical, plumbing and HVAC systems and the storefront shall be deemed structural for purposes of the foregoing.

      Section 9.02 Removal of Improvements. (a) Landlord may, at Landlord's option and in Landlord's sole and absolute discretion, require Tenant, at Tenant's sole cost and expense, to remove any alterations, additions, or improvements upon termination of the Lease and to restore the Premises to a "vanilla shell" condition.
As used in this Lease, the term "vanilla shell" means (i) the removal of all floor coverings, (ii) the removal of all wall coverings and the walls are ready for paint, (iii) the removal of all interior, non-structural partition walls, (iv) the repair and/or replacement of any damaged T-Bar ceiling and/or ceiling tiles and
(v) the repair of any damaged caused by the foregoing items. Tenant acknowledges that restoring the Premises to a "vanilla shell" condition will involve the removal of certain interior improvements that were constructed by the former tenant and Tenant agrees to do so as provided herein. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's Property and shall be surrendered to Landlord upon termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's sole cost and expense, any damage to the Premises and/or Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring, power panels or electrical distribution systems, security systems, heaters, air conditioners or any other heating or air conditioning equipment. Tenant shall, at its cost and expense, repair any damage to the Premises or the Shopping Center by such removal, including restoring the sign fascia to its original condition and capping off all utilities

      (b) Tenant shall pay, when due, all claims for labor or materials furnished for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or any interest therein. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Upon completion of the improvements, Tenant shall provide Landlord with proof of payment and lien releases for all labor and materials. Tenant shall protect, defend, indemnify and hold Landlord harmless from all liability and cost, including attorneys' fees, incurred in connection with or arising out of any such lien or claim of lien as described in the paragraph. In the event Tenant fails to remove any liens against the Premises, then Landlord may do so and Tenant shall reimburse Landlord for all reasonable costs incurred, including attorney's fees.

      Section 9.03 Signs. Tenant will not place or cause to be placed or maintained any sign or advertising matter of any kind anywhere within the Shopping Center, except in the interior of the Premises, without Landlord's prior written approval and no handwritten signs shall be permitted. No symbol, design, name, mark or insignia adopted by Landlord for the Shopping Center shall be used without the prior written consent of Landlord. No illuminated signs located in the interior of the Premises and which are visible from the outside shall be permitted without Landlord's prior written approval. All signs located in the interior of the Premises shall be professionally prepared and in good taste so as not to detract from the general appearance of the Premises and the Shopping
Center. Tenant further agrees to maintain in good condition and repair at all times any such sign or advertising matter of any kind which has been approved by Landlord for use by Tenant. Tenant's storefront sign shall comply with the sign criteria set forth in Exhibit F, which is attached hereto and made a part hereof, and shall be subject to Landlord's prior written approval. Tenant shall comply with all applicable Governmental Laws pertaining to signage at the Premises and/or Shopping Center.





                  ARTICLE X. MAINTENANCE OF PREMISES

      Section 10.01 Landlord's Obligations for Maintenance. (a) Landlord shall, subject to reimbursement from Tenant as provided in
Section 8.02 of this Lease, keep and maintain the foundation, exterior walls and roof of the building in which the Premises are located and the structural portions of the Premises which were originally installed by Landlord, exclusive of store fronts, plate glass windows, doors, door frames, door closure devices, windows, and window frames, in good repair except that Landlord shall not be called upon to make any such repairs occasioned by the act or negligence of Tenant, its agents, employees, invitees, licensees or contractors, except to the extent that Landlord is reimbursed therefor under any policy of insurance permitting waiver of subrogation in advance of loss. In the event that the Premises should require maintenance or repairs for which Landlord is responsible hereunder, Tenant shall give immediate written notice thereof to Landlord and Landlord shall not be responsible in any way for failure to perform any such maintenance or make any such repairs until a reasonable time shall have elapsed after receipt of such written notice by Landlord.

      (b) Landlord may, at Landlord's option and subject to reimbursement from Tenant as provided in Section 8.02 of this Lease, contract for, in its own name, a qualified service contractor to inspect, adjust, clean and repair heating, ventilating and air conditioning (HVAC) equipment, including changing filters on a regular basis. The service contract shall include all services suggested by the equipment manufacturer within the operation/maintenance manual and shall become effective within thirty (30) days of the date Tenant takes possession of the Premises. If Landlord so elects, Tenant shall be responsible, at Tenant's sole cost and expense, to maintain the HVAC equipment and system as described herein and shall (i) deliver to Landlord a copy of Tenant's current service contract from time to time during the term of this Lease, (ii) from time to time upon Landlord's request furnish proof reasonably satisfactory to Landlord that all such system and equipment are being serviced in accordance with the maintenance/service contract and (ii) within the thirty (30) day period preceding moveout by Tenant, Tenant shall have the HVAC systems and equipment checked and serviced to ensure proper functioning and shall furnish Landlord satisfactory proof thereof upon request.

      Section 10.02. Tenant's Obligations for Maintenance. (a) Except as provided in Section 10.01(a) and 10.01(b) of this Lease, Tenant, at Tenant's expense, shall keep and maintain in good order, condition and repair (including replacement of parts, equipment and cracked or broken glass) the Premises and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the exterior and interior portion of all doors, door frames, door checks, windows, window frames, plate glass, storefront, all plumbing and sewage facilities within the Premises, including free flow up to the main sewer line, fixtures, HVAC equipment and systems (if Landlord so elects as provided herein), electrical systems, sprinkler system, walls, floors and ceilings.

      (b) Tenant shall keep and maintain, at Tenant's sole cost and expense, the Premises in a clean, sanitary and safe condition in accordance with all applicable Governmental Laws. If Tenant refuses or neglects to commence and to complete repairs promptly and adequately, Landlord may, but shall not be required to do so, make and complete said repairs and Tenant shall pay the cost thereof to Landlord as Additional Rent upon demand. Subject to Section 9.02 of this Lease, upon termination of this Lease, Tenant shall surrender the Premises in good condition, reasonable wear and tear excepted. Any damage or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair shall be the responsibility of Tenant shall be paid for by Tenant and Tenant shall indemnify and hold harmless Landlord from and against all claims, actions, damages and liability in connection therewith, including, but not limited to, attorneys' and other professional fees, and any other costs which Landlord might reasonably incur, which indemnity shall survive the termination of this Lease.

      (c)   Deleted.

      (d) Tenant, at its own expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof an the insurance underwriters insuring the building in which the Premises are located.

      (e) Tenant hereby waives the benefit of any present or future law, including without limitation California Civil Code Sections 1941 and 1942, which may give Tenant the right to repair the Premises at Landlord's expense or to terminate his Lease due to a condition of the Premises or the building of which it is a part.


                 ARTICLE XI. INSURANCE AND INDEMNITY

      Section 11.01 Landlord's Insurance. (a) During the Lease Term, Landlord shall obtain and maintain a Commercial General Liability policy of insurance insuring Landlord against liability arising out of the ownership, use, occupancy or maintenance of the Property in an amount not less than Two Million Dollars ($2,000,000).

      (b) Landlord also agrees to carry, during the Lease Term or any extension thereof, all risk property insurance covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and such other perils of direct physical loss or damage (as are from time to time covered under an all risk insurance policy) insuring the Shopping Center and the building in which the Premises is located (but excluding Tenant's personal property, equipment, furniture and fixtures) in an amount reasonably determined by Landlord but not less than an amount equal to ninety percent (90%) of the replacement cost of such improvements excluding foundations and excavations. In addition, Landlord may, in Landlord's sole discretion, elect to carry (i) earthquake insurance, (ii) flood insurance and (iii) rental income insurance not to exceed one (1) year's Rent. Landlord, upon Tenant's request, shall furnish Tenant a certificate of such Landlord's Property Insurance.

      11.02  Tenant's Insurance.  (a)       Tenant shall obtain and
maintain in full force and effect at all times during the term of the Lease, a Commercial General Liability policy of insurance protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving, or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than Two Million Dollars ($2,000,000) per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of the insurance required by this Lease or as carried by Tenant shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord shall be named as an additional insured on Tenant's insurance policy. Tenant shall provide a certificate to Landlord duly issued by the insurer verifying that such insurance is in full force and effect not later than thirty (30) days after receipt of Landlord's written request.

      (b) Tenant shall be responsible for the maintenance and repair of the plate glass in or on the Premises and may elect to obtain such insurance at Tenant's expense.

      (c) Tenant, at its expense, shall carry worker's compensation insurance in compliance with California law.

      (d) Tenant shall not carry any stock of goods or do anything in or about the Premises which will in any way tend to increase the insurance rates or invalidate any insurance policy on the Premises and/or the building of which they are a part. If Tenant installs any electrical equipment that overloads the lines in the Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction. Tenant shall pay as additional rent, upon demand of Landlord, any such increased premium cost due to Tenant's use or occupancy of the Premises. All property kept, stored or maintained within the Premises by Tenant shall be at Tenant's sole risk.

      Section 11.03 Tenant's Contractor's Insurance. Tenant shall require any contractor of Tenant performing work on the Premises to take out and keep in force, at no expense to Landlord, comprehensive general liability insurance and business auto liability insurance, including contractor's liability coverage, employer's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection to the limit, for each occurrence, of not less than Two Million Dollars ($2,000,000) with respect to personal injury or death and One Million Dollars ($1,000,000) with respect to property damage; and
(b) worker's compensation or similar insurance in form and amounts required by law. Tenant's contractor shall be required to maintain such other and additional insurance coverage as reasonably determined by Landlord.

      Section 11.04 Policy Requirements. The company or companies writing any insurance which Tenant is required to take out and maintain or cause to be taken out or maintained pursuant to this Lease, as well as the form of such insurance shall at all times be subject to Landlord's approval and any such company or companies shall be licensed to do business in the State. Each policy evidencing such insurance shall name Landlord and/or its designee as additional insured(s) and shall also contain a provision by which the insurer agrees that this policy shall not be canceled except after thirty (30) days written notice to Landlord or its designee.
A copy of each paid up policy evidencing such insurance or a certificate of insurance certifying to the issuance of such policy shall be delivered to Landlord prior to commencement of Tenant's work on the Premises and upon renewals not less than thirty (30) days prior to the expiration of such coverage. If Tenant shall fail to perform any of its obligations under this Article XI, Landlord may, but shall not be obligated to, perform the same and the cost of same shall be deemed Additional Rent and shall be payable upon Landlord's demand.

      Section 11.05 Waiver of Subrogation. Each party hereby releases and discharges the other party, and waives any and all rights of recovery against the other party, or against the officers, employees, agents or representatives of the other party, for any liability arising from loss, damage or injury caused by fire or other casualty if such loss, damage or injury is covered by any insurance policy in force at the time of such loss, damage or injury. Upon obtaining the policies of insurance described herein, Landlord and Tenant shall give notice to the insurance carrier or carriers of this mutual waiver of subrogation.

      Section 11.06 Tenant's Indemnity. Tenant covenants to protect, defend, indemnify and hold harmless Landlord and Landlord's successors, assigns, representatives, officers, employees and agents from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, personal injuries, property damage, attorney's fees, experts fees and court costs which result from or arise in any manner whatsoever out of (i) any breach of and/or default by Tenant or Tenant's successors and assigns in the performance of any of Tenant's obligations under this Lease and (ii) any damage to person or property sustained by any person or persons arising out of or in consequence of the performance of this Lease, provided such injuries to persons or damage to property are due to the negligence or willful misconduct of Tenant, its agents, employees, servants, licensees, contractors or invitees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold it harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred in enforcing Tenant's covenants and agreements in this Lease.

      Section 11.07 Landlord's Indemnity. Landlord hereby agrees to protect, defend, indemnify and hold Tenant harmless from and against any and all claims, demands, liabilities, losses and expenses, including attorney's fees, arising from the use, operation or maintenance by Landlord (or Landlord's contractors, licensees, agents or employees) of the Shopping Center, provided such injuries to persons or damage to property are due to the negligence or willful misconduct of Landlord, its agents, employees, servants, licensees, contractors or invitees. In the event any action or proceeding shall be brought against Tenant by reason of any such claim or demand, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. Except as otherwise provided herein, Landlord shall not be liable for any damage or injury to the person, business, goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises regardless of the reason for the damage or injury.

      Section 11.08 Survival of Indemnities. The indemnities set forth in Sections 11.06 and 11.07 of this Lease shall survive the termination of the Lease.

                        ARTICLE XII. UTILITIES

      Section 12.01. Utility Charges. Tenant shall be solely responsible for and promptly pay all charges for water, gas, heat, electricity, sewer, refuse disposal and any other utility used upon or furnished to the Premises. If Tenant shares with other tenant's of the Shopping Center a common meter for utility service, then Tenant's share of the charges for such utility service shall be reasonably and equitably determined by Landlord. Notwithstanding any other provision of this Lease, Landlord reserves the right to equitably adjust charges for utilities, refuse disposal and/or other utilities and services provided or supplied to the Premises based on Tenant's use of the Premises as reasonably determined by Landlord and Tenant agrees to pay such charges as Additional Rent. The obligation of Tenant to pay for such utilities shall commence as of the date on which possession of the Premises is delivered to Tenant. Tenant shall be responsible for payment of all connection and use charges and fees imposed by any governmental units or any public or private utility in connection with utility services to the Premises.

      Section 12.02 Discontinuance and Interruption of Utility Services. Landlord shall not be liable to Tenant in damages or otherwise (a) if any utility shall become unavailable from any public or private utility company, public authority or any other person or entity (including Landlord) supplying or distributing such utility, or (b) for any interruption in a utility service (including, without limitation, any heating, ventilation or air conditioning) caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Tenant.


    ARTICLE XIII. OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION

      Section 13.01  Off-Set Statement.  Tenant agrees within ten
(10) days after request therefor by Landlord to execute in recordable form and deliver to Landlord a statement, in writing, certifying to Landlord and/or any party designated by Landlord (a) that this Lease is in full force and effect, (b) the date of commencement of the term of this Lease, (c) that Rent is paid currently without any off-set or defense thereto, (d) the amount of Rent, if any, paid in advance, (e) that there are no uncured defaults by Landlord or stating those claimed by Tenant, provided that, in fact, such facts are accurate and ascertainable, and (f) any other information reasonably requested by Landlord.

      Section 13.02 Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord covering the Premises, Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

      Section 13.03. Subordination. Tenant agrees that this Lease shall be subordinate to any first mortgages or deeds of trust that may be placed upon the Premises before or after the date hereof and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof; provided, however, that so long as Tenant is not in default of any of its obligations under this Lease, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, nor shall this Lease be affected by any default under such mortgage or deed of trust and any successor to Landlord shall be bound by and agrees to recognize this Lease and to perform all of the obligations under this Lease required to be performed by Landlord. Tenant also agrees that any mortgagee or trustee may elect to have this Lease constitute a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed a prior lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees, that upon the request of Landlord, any mortgagee or any trustee, it shall execute whatever instruments may be required to carry out the intent of this Section 13.03.

      Section 13.04 Modifications to Lease. If in the connection with obtaining financing for the Shopping Center the proposed lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant covenants not to withhold or delay unreasonably its agreement to such modifications, provided that such modifications do not materially increase the obligations, or materially and adversely affect the rights of Tenant under this Lease.

      Section 13.05 Waiver. Tenant hereby waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon a transfer of Landlord's interest in the Shopping Center and/or this Lease.


                ARTICLE XIV. ASSIGNMENT AND SUBLETTING

      Section 14.01  Assignment and Subletting.

       (a) Except as provided in Section 14.02 of this Lease, Tenant shall have no right to assign, sublet, mortgage, pledge or otherwise transfer or encumber any portion of the Premises or of Tenant's interest in this Lease, either voluntarily or by operation of law, in whole or in part (collectively referred to herein as a "Transfer"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that any Transfer that proposes to use the Premises for a Non-Bank Use must be approved by Landlord, in Landlord's sole and absolute discretion, as provided in Section 7.01(a) of this Lease. Any person or entity to whom any Transfer is made or sought to be made is a "Transferee". Any attempted assignment, subletting or Transfer of the Property or of Tenant's interest in this Lease without Landlord's prior written consent shall be null and void and shall, at the option of Landlord, terminate this Lease.

      (b) In connection with any proposed Transfer, Tenant shall submit to Landlord in writing ("Tenant's Transfer Notice") the following information:

            (i) The name, address and legal composition of the proposed Transferee,

            (ii)  The financial responsibility of the proposed
      Transferee,

            (iii) The proposed Transferee's intended use for the Property so that Landlord may determine the suitability of that use, in Landlord's sole and absolute discretion, in the Premises as provided in Section 7.02(a) of this Lease,

            (iv) Any alterations that must be made to the Premises to accommodate the proposed Transferee,

            (v) Written consent by the proposed Transferee of all of the terms and conditions of this Lease Agreement,

            (vi) All of the terms and conditions upon which the proposed assignment, subletting or other transfer is to be made, and

            (vii) The types and quantities of hazardous materials, if any, intended to be used by the proposed Transferee on the Premises.

In the case of an assignment, then the Transferee shall execute and deliver to Landlord an assignment agreement in form and content reasonably satisfactory to Landlord and assignee shall (A) assume all of Tenant's obligations under the Lease, (B) agree to be bound by all of the provisions of the Lease and (C) agree to perform all of the obligations of Tenant under the Lease as a direct obligation to Landlord from and after the effective date of the assignment. In the case of a sublease, then the Transferee shall execute a sublease in form and content reasonably satisfactory to Landlord and shall comply with the provisions of Section 14.01(f) of this Lease.

      (c) In the case of a Transfer in which the Premises will continue to be used for a Bank Use, Landlord shall have reasonable grounds upon which to withhold its consent to an assignment or sublease, including, but not limited to, the following:

            (i)   At the time that Landlord receives Tenant's
      Transfer Notice, Tenant is in default of its obligations under the Lease Agreement and Landlord reasonably believes that such default would not be cured as a result of the proposed assignment or sublease,

            (ii) Based upon a review of Tenant's Transfer Notice, Landlord or Landlord's lender determine that the proposed
      Transferee presents an unwarranted risk due to the proposed use of hazardous materials on the Premises,

            (iii) Landlord or Landlord's lender determines that the financial condition of the proposed Transferee does not meet relevant standards for tenants of comparable facilities, and

            (iv) The sublease does not comply with the provisions of Section 14.01(f) of this Lease.

In the case of a Transfer in which the Premises are proposed to be used for a Non-Bank Use, the provisions of Section 7.01(a) of this Lease shall apply.

      (d) Tenant shall be required to deliver the Tenant's Transfer Notice to Landlord at least forty-five (45) days prior to the proposed commencement date of the Transfer. Landlord shall either approve or disapprove Tenant's request in writing within fifteen (15) days of receiving Tenant's Transfer Notice. In the event that Landlord does not respond within such fifteen (15) day period, then Tenant's request for the proposed Transfers shall be deemed approved.

      (e) No assignment, sublease or other Transfer shall release Tenant of Tenant's obligations hereunder or alter the primary liability of Tenant to pay Rent and other payments required hereunder and to perform all other obligations required to be performed by Tenant under this Lease Agreement. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision set forth herein. Consent to one Transfer shall not be deemed a waiver of the necessity for consent to any subsequent Transfer. In the event of any default by any assignee, sublessee or other Transferee, by Tenant or any successor of Tenant, in the performance of any of the terms of this Lease, then Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee, sublessee, Transferee or other successor of Tenant.

      (f) Landlord reserves the right to approve the form of any sublease to be executed by Tenant and such sublease shall include, without limitation, the following provisions: (i) the sublease is subject to all of the terms and conditions of this Lease, (ii) the sublease will terminate if this Lease is terminated, (iii) the subtenant will not permit any act or omission to act in, on or about the Premises that will violate any of the provisions of this Lease and (iv) subtenant will obtain and maintain all liability insurance described in this Lease which is required to be obtained and maintained by Tenant and shall name Landlord as an additional insured on all such policies.



      Section 14.02     Transfers to Affiliates.

            (a) Landlord Consent Not Required. In connection with any proposed Transfer, Landlord's consent shall not be required for any Transfer to an Affiliate, as defined herein, as long as the following conditions are satisfied: (i) at least fifteen (15) days before the Transfer, Landlord receives written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer and the Affiliate),
(ii) if the Transfer is an assignment, the Affiliate executes and delivers to Landlord an assignment which satisfies the provisions of
Section 14.01(b) of this Lease, and (iii) if the Transfer is a sublease, the Affiliate executes a sublease which satisfies the provisions of Section 14.01(f) of this Lease.

            (b) Affiliate Defined. For purposes of this Lease, the term "Affiliate" means any entity that controls, is controlled by or is under common control with Tenant, provided that such entity satisfies the Net Worth requirement set forth in Section 14.02(b) of this Lease, or (b) any entity with which Tenant may merge, consolidate or become affiliated as a parent, subsidiary, holding company or otherwise, provided that such acquiring entity, combined entity or surviving entity (if other than Tenant), as applicable, shall have a net worth, as evidenced by financial statements delivered to Landlord and certified by an independent CPA in accordance with GAAP ("Net Worth"), at least equal to Tenant's Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater. "Control" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs.

      Section 14.03 Recapture. Notwithstanding any other provision of this Lease, except as otherwise provided in Section 14.02 (Transfer to Affiliates), for a period of thirty (30) days following Landlord's receipt of Tenant's Transfer Notice, Landlord shall have the right by written notice to Tenant, to terminate this Lease ("Landlord's Termination Notice"), such termination to be effective as of the last day of the month following the date that Landlord delivers to Tenant the Landlord's Termination Notice. If Landlord so terminates this Lease, then Landlord may, if Landlord so elects, enter into a new lease with the proposed Transferee on such terms and conditions as Landlord and such proposed Transferee may agree or enter into a new lease covering the Premises with any other person or entity; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. From and after the date of such termination of this Lease, Tenant shall have no further obligation to Landlord hereunder, except for matters occurring or obligations arising hereunder prior to the date of such termination.


                          ARTICLE XV. WASTE

      Section 15.01 Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Premises may be located, or in the Shopping Center. Tenant shall not use or permit to be used, any medium that might constitute a nuisance, such as loud speakers, sound amplifiers, phonographs, radios, televisions, or any other sound producing device which will carry sound outside the Premises.

       Section 15.02 Hazardous Materials. Tenant and Tenant's employees, agents, contractors and invitees shall not use, store or bring onto the Shopping Center or within, upon or under the Premises any toxic or hazardous materials (collectively referred to herein as "Hazardous Materials") without the prior written consent of Landlord. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any and all (i) liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts fees and courts costs and (ii) reasonably incurred remediation costs, investigation costs and other expenses which result from or arise in any manner whatsoever out of the use, storage or disposal of Hazardous Materials in, on, under or about the Premises by Tenant, its agents, employees, contractors, or invitees. As used herein, the term "Hazardous Materials" means any substance, material or waste which is or shall become regulated by a local governmental authority, the State of California, the United States government or any other federal, state or local law, ordinance, regulation or order regulating Hazardous Materials. The obligations and indemnity of Tenant as set forth in Section 15.02 of this Lease shall survive the termination of this Lease.


                       ARTICLE XVI. ADVERTISING

      Section 16.01 Change of Name. Tenant agrees (a) to operate its business in the Premises under the name set forth in Section 1.01(k) hereof, so long as the same shall not be held to be in violation of any applicable law, and (b) not to change the advertised name or character of the business operated in the Premises without the prior written approval of Landlord, and (c) to refer to the Shopping Center by its name in designating the location of the Premises in all newspaper and other advertising and in all other references to the location of the Premises.

       Section 16.02 Solicitation of Business. Tenant and Tenant's employees and agents shall not solicit business in the parking or other Common Area, nor shall Tenant distribute any handbills or other advertising matter in the parking area or in other Common Areas.

      Section 16.03 Advertising and Promotional Program. Landlord may, but shall not be required to, establish an Advertising and Promotional Program (hereinafter referred to as the "Program") to furnish and maintain advertising and sales promotions, which in Landlord's sole judgment, will benefit the Shopping Center from time to time. If Tenant, at Tenant's option, elects to participate in the Program, then during each Lease Year, Tenant shall pay to Landlord, in monthly installments in advance, its proportionate share of the costs of the Program as determined by Landlord from time to time in Landlord's sole and absolute (hereinafter referred to as the "Annual Promotional Charge").


                ARTICLE XVII. DESTRUCTION OF PREMISES

       Section 17.01 Partial Damage to Premises. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises and the following provisions shall apply:

      (a) If the Premises is only partially damaged and if the proceeds received by Landlord from the insurance policies are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect, but shall not be obligated, to repair any damage to Tenant's fixtures, equipment, or improvements.

      (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains, Landlord may elect either to (1) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (2) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within forty-five
(45) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate the Lease.

      (c) If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Premises and the Building in which the Premises is located. Tenant shall pay the cost of such repairs, except that, upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

      (d)   If the damage to the Premises occurs during the last six
(6) months of the lease term, Landlord may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. In such event, Landlord shall not be obligated to repair or restore the Premises and Tenant shall have no right to continue this Lease. Landlord shall notify Tenant of its election within thirty (30) days after receipt of notice of the occurrence of the damage.

      Section 17.02 Total or Substantial Destruction. If the Premises is totally or substantially destroyed by any cause whatsoever, or if the Premises is in a building which is substantially destroyed (even though the Premises is not totally or substantially destroyed), this Lease shall terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. However, if the Premises can be rebuilt within one (1) year after the date of destruction, Landlord may elect, but shall not be obligated, to rebuild the Premises at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within sixty
(60) days after the occurrence of such total or substantial destruction.

      Section 17.03 Temporary Reduction of Rent. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article XVII, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired, as reasonably determined by Landlord. Except for such possible reduction in Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

      Section 17.04 Waiver. Tenant waives the provisions of Civil Code Section 1932(2) and Civil Code Section 1933(4) with respect to any destruction of the Premises. Tenant agrees that the provisions of Section 17.02 of this Lease shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Premises.


                    ARTICLE XVIII. EMINENT DOMAIN

      Section 18.01 Condemnation. If any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (referred to herein as "Condemnation"), this Lease shall remain in effect and the Rent shall be reduced proportionately; provided, however, that in the event the Condemnation affects more than twenty (20%) of the Premises, then this Lease shall terminate. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the Premises. Any Condemnation award or payment shall be distributed as follows: (i) to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property and (ii) to Landlord, the remainder of any award, whether such award is made as compensation for diminution in value of the leasehold or the taking of the fee, or as severance damages, or otherwise. If this Lease is not terminated as set forth above, Landlord shall only be obligated to repair any damage to the Premises caused by the condemnation to the extent of any proceeds actually received by Landlord. Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, then Tenant shall pay any amount in excess of such severance damages required to complete the repair.


                  ARTICLE XIX. DEFAULT AND REMEDIES

      Section 19.01 Default by Tenant. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

      (a)   Failure by Tenant to make any payment of monthly Base
Rent or Additional Rent, as and when due, where such failure shall continue for a period of five (5) days from the due date.

      (b) The failure by Tenant to perform any of the covenants, conditions, provisions or obligations of this Lease to be performed by Tenant, other than as described in Section 19.01(a) above, where such failure shall continue for a period of five (5) days after written notice from Landlord to Tenant. If the nature of Tenant's default is such that more than five (5) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within the five (5) day period and thereafter diligently pursues such cure to completion.

      Section 19.02 Remedies Upon Default. In the event of any default or breach of this Lease by Tenant, then Landlord may, at Landlord's option, proceed as follows:

      (a) Continue this Lease in full force and effect, in which case the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession and Landlord shall have the right to collect Base Rent and Additional Rent when due. During the period Tenant is in default, Landlord can enter the Property and relet all or a portion of the Property to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Property, including, without limitation, brokerage commissions, expenses of remodeling the Property required by the reletting and similar costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate the Lease.

      (b) Terminate Tenant's right to possession of the Property by giving notice to Tenant or by any other lawful means in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

            (i) All damages incurred by Landlord by reason of Tenant's default including, but not limited to, the amounts described in Section 1951.2 of the California Civil Code,

            (ii) The worth at the time of award of the unpaid Rent which had been earned at the time of termination,

            (iii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided,

            (iv) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably be avoided, and

            (v) Any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under the Lease including, but not limited to, the cost of recovering the Premises, reasonable attorneys' fees, real estate commissions and any other amount which in the ordinary course of things would be likely to result from Tenant's failure to perform its obligations under the Lease.

            (vi) The "worth at the time of award" of the amounts referred to in Sections 19.02(b)(ii) and 19.02(b)(iii) of this Lease is computed by allowing interest at the legal rate. The "worth at the time of award" of the amount referred to in Section 19.02(b)(iv) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

      (c) The remedies set forth herein are cumulative and not exclusive and Landlord may exercise them at any time after Tenant's default or breach with or without demand, and without limiting Landlord in the exercise of any right or remedy now or later allowed by law which Landlord has by reason of such default or breach. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

      (d)   In addition to the other remedies described in Section
19.02 of this Lease, Landlord shall have all remedies not inconsistent with the provisions of this Lease available to it under California law as provided in Section 1951.4 of the California Civil Code (Landlord may continue Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

      Section 19.03  Legal Proceedings.   In any action between the
parties to enforce any of the terms of this Lease, whether it be an action at law or in equity, including an action for declaratory relief, the prevailing party ("Prevailing Party") shall be entitled to recover reasonable attorney's fees, reasonable accountant's and expert witness fees, and such other costs as may be set by the court whether provided for by statute or not. The Prevailing Party shall be determined in accordance with Civil Code section 1717(b)(1) or any successor statute. If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages for the breach thereof, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all reasonable attorney's fees and expenses so incurred by Landlord whether or not a complaint or other action is filed in the appropriate court. This Lease Agreement shall be construed and interpreted in accordance with, and governed and enforced in all respects by, the laws of the State of California. The venue for any judicial action or proceeding concerning this Lease shall be Santa Clara County. Landlord and Tenant desire and intend that any disputes arising between them with respect to, or in connection with, this Lease be subject to expeditious resolution in a court trial, without a jury. Landlord and Tenant each hereby waive the right to a trial by jury of any cause of action, claim, counterclaim, or cross-complaint in any action, proceeding or other hearing brought by either Landlord or Tenant relating to this Lease. Landlord and Tenant further agree that each party shall have the right at any time to file this Lease with the clerk or judge of any court in which any disputes may be pending as Landlord's and Tenant's written consent to waiver of trial by jury in accordance with California Code of Civil Procedure section 631.


                    ARTICLE XX. ACCESS BY LANDLORD

      Section 20.01 Right of Entry. Landlord or Landlord's agent shall have the right to enter the Premises at all reasonable times to examine the same, and to show them to prospective purchasers or mortgagees of the building, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the Rent reserved shall in no ways abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the six
(6) months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the Premises to prospective Tenant's and place upon the Premises the usual notices "To Let" or "For Rent" which notices Tenant shall permit to remain thereon without molestation. All such rights of entry are limited to reasonable times and places, as may be reasonable within the security and vault procedures required by the banking industry.


                    ARTICLE XXI. TENANT'S PROPERTY

      Section 21.01 Taxes on Tenant's Property. Tenant shall be responsible for and shall pay before delinquency all municipal, county, state and federal taxes assess during the term of this Lease against any leasehold interest or Tenant's Property.

      Section 21.02 Loss and Damage. Landlord, or its agents, shall not be liable for any damage to property entrusted to employees of Tenant, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the building or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place, resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and as to which Tenant has given Landlord reasonable notice. Landlord, or its agents, shall not be liable for interference with the loss of business by Tenant, nor shall Landlord be liable for any damages arising from any act or neglect of any other tenant of the building.

      Section 21.03 Notice by Tenant. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Premises or in the building of which the Premises are a part or of defects therein or in any fixtures or equipment.


                      ARTICLE XXII. HOLDING OVER

      Section 22.01 Holding Over. Tenant shall vacate the Premises upon the Termination Date or earlier termination of this Lease. Notwithstanding any other provision of this Lease Agreement, Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord and the heirs, successors, personal representatives and assigns of Landlord, from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorney's fees, experts fees and court costs which result from or arise in any manner whatsoever out of the failure of Tenant to vacate the Premises upon the Termination Date or earlier termination of this Lease. This indemnity shall survive the termination of this Lease. If Tenant does not vacate the Premises upon the Termination Date or earlier termination of this Lease, and if Landlord thereafter accepts Rent from Tenant, then Tenant's occupancy of the Premises shall be a month-to-month tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Rent shall be one hundred fifty percent (150%) of the Rent payable at the end of the lease term.

      Section 22.02 Successors. All rights and liabilities herein given to or imposed upon, the respective parties hereto shall extend to and bind permitted heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing.


                 ARTICLE XXIII. RULES AND REGULATIONS

      Section 23.01 Rules and Regulations. Tenant agrees to comply with and observe the rules and regulations set forth on Exhibit G, attached hereto and made a part hereof, and all rules and regulations established by Landlord from time to time. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease.


                    ARTICLE XXIV. QUIET ENJOYMENT

      Section 24.01 Landlord's Covenant. Upon payment by Tenant of the Rent herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and mortgages to which this Lease is subordinate.


                    ARTICLE XXV. SECURITY DEPOSIT

      Section 25.01  Security Deposit.  Deleted.





                     ARTICLE XXVII. MISCELLANEOUS

      Section 26.01 Waiver. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.

      Section 26.02 Entire Agreement. This Lease and the Exhibits attached hereto and forming a part hereof, sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, express or implied between them other than are herein set forth. Tenant has not relied upon any warranty or representation of Landlord or its agents, express or implied, other than any items contained in this Lease, as an inducement to enter into this Lease. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

      Section 26.03 Interpretation and Use of Pronouns. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

      Section 26.04 Delays. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The party entitled to such extension hereunder shall give written notice as soon as possible to the other party hereto of its claim of right to such extension and the reason(s) therefor. The provisions of this Section 26.04 shall not operate to excuse Tenant from prompt payment of Rent or any other payments required by the terms of this Lease.

      Section 26.05 Notices. Any and all notices or other communications required or permitted by this Lease Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Lease Agreement shall be in writing and shall be deemed duly served, given or delivered when personally delivered to the party or to an officer of the party, or when sent by registered, certified or "Express Mail", or by Federal Express or other similar courier service of comparable reliability, returned receipt requested, postage prepaid, to the recipient at the addresses set forth in the opening paragraph of this Lease. Either party may, by notice given to the other party in accordance with
Section 26.05 of this Lease, specify a different address for notice purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. Notwithstanding the foregoing, a written notice to Tenant pursuant to California Code of Civil Procedure 1161(2) (commonly referred to as a 3 Day Notice to Pay Rent or Quit), may be sent to Tenant by United States first class mail, postage prepaid.

      Section 26.06 Brokers. Tenant represents and warrants unto Landlord that there are no claims for brokerage commissions or finder's fee in connection with this Lease, and Tenant agrees to indemnify Landlord and hold it harmless from all liabilities arising from any such claim arising from an alleged agreement or act by Tenant (including, without limitation, the cost of attorneys' fees in connection therewith); such agreement to survive the termination of this Lease.

      Section 26.07  Furnishing of Financial Statements.  Upon
Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, financial statements reflecting Tenant's current financial condition.

      Section 26.08 Transfer of Landlord's Interest. As used in this Lease Agreement, the term "Landlord" means the person or entity which is (i) the current tenant, assignee and/or sublessee of the Ground Lease and (ii) the owner of the Shopping Center at the time in question. Any Landlord who transfers all of its right, title and interest in and to the Ground Lease and the Shopping Center is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date such transfer.

      Section 26.09 Liability of Landlord. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Shopping Center and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Shopping Center, and Landlord shall not be liable for any deficiency.

      Section 26.10 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

      Section 26.11 Execution of Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

      Section 26.12 Laws of the State of California. This Lease shall be governed by, and construed in accordance with, the laws of the State of California. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

      Section 26.13 Relocation of Premises. (a) Landlord hereby reserves the right at any time prior to or during the term hereof to change the location of the Premises in the Shopping Center subject to the following: (i) such relocated premises shall contain at least the same number of square feet as the original Premises, (ii) such relocated premises shall be comparable to the original Premises in terms of customer traffic pattern, visibility, accessibility and parking, (iii) such relocated premises may be of a different depth and width provided that the overall configuration and dimensions of the relocated premises are commercially reasonable, (iv) Landlord shall pay the cost of constructing new interior improvements in such relocated premises and such improvements shall be substantially the same as and comparable to the improvements constructed in the original Premises and (v) Landlord shall pay the cost of moving and reinstalling Tenant's trade fixtures and storefront sign In the event Landlord elects to exercise such right of relocation, it shall so advise Tenant by sixty (60) days prior written notice, and Tenant hereby agrees to be bound by such election and, further, to execute, upon receipt from Landlord, whatever amendments or other instruments as may be required to correctly reflect the foregoing. Except as provided herein, Landlord shall have no further or additional obligations in connection with such relocated premises.

      (b)   In the event Landlord elects to expand the Shopping
Center in a manner which requires Landlord to obtain possession of the Premises, Landlord upon one hundred eighty (180) days prior notice in writing to Tenant may terminate this Lease.

      Section 26.14 Authority. Each individual executing this Lease Agreement on behalf of an entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity and that the Lease Agreement shall be binding upon and enforceable against such entity. The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation of or option to lease the Premises, and this document will become effective and binding only upon execution and delivery by Landlord and Tenant or such authorized officer or officers of Tenant.

      Section 26.15 Time of Essence. Time is of the essence of each and every provision of this Lease Agreement.

      Section 26.16. Binding on Successors and Assigns. Subject to the provisions of Article XIV of this Lease, this Lease Agreement shall be binding on the parties hereto and on each of their heirs, executors, personal representatives, successors and assigns.

      Section 26.17 Security. Tenant hereby agrees and acknowledges that Landlord reserves the right but shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Shopping Center. Tenant assumes the risk and all responsibility for the protection of Tenant, its officers, directors, employees, agents, invitees and customers and the property of Tenant and Tenant's agents from acts or omissions of third parties. Notwithstanding the foregoing, in the event that Landlord elects to provide guard service or other security measures at the Shopping Center, then Tenant shall pay to Landlord as additional rent its proportionate share of such costs as reasonably determined by Landlord and as provided in Section 8.02 of this Lease.

      Section 26.18  Exhibits:  This Lease includes the following
Exhibits which are made an integral part of this Lease and fully incorporated by this reference:

      Exhibit A:        Property Description (Section 2.01)
      Exhibit B:        Site Plan of Premises (Section 2.02)
      Exhibit C:        Supplemental Agreement (Section 2.09)
      Exhibit D:        Deleted
      Exhibit E:        Tenant's Improvement Work (Section 6.03)
      Exhibit F:        Sign Criteria (Section 9.03)
      Exhibit G:        Rules and Regulations (Section 23.01)




      IN WITNESS WHEREOF, Landlord and Tenant have executed this
Lease as of February 11, 2002.


LANDLORD:
Town Place LLC,
a California limited liability company, by Pacific
Oak Properties, Inc., a California corporation,
Manager


By: /s/ JOHN P. KENT
    -------------------------
    John P. Kent, President
    Pacific Oak Properties, Inc.


TENANT:
Central Coast Bancorp, a California
corporation, dba Community Bank of
Central California



By: /s/ HARRY D. WARDWELL
    -------------------------
    Harry D. Wardwell,
    Senior Vice President,
    Branch Administrator,
    Authorized Representative





                     EXHIBIT A TO LEASE AGREEMENT


                         PROPERTY DESCRIPTION


All that certain real property in the City of Gilroy, County of Santa Clara, State of California described as Parcel Three of that certain Parcel Map recorded in the Official Records of the County of Santa Clara on July 29, 1997 at Book 691 of Maps, at Page 45, consisting of approximately 6.25 acres, as shown on the attached drawing.


                        [DRAWING NOT INCLUDED]


                     EXHIBIT B TO LEASE AGREEMENT


                              SITE PLAN


(Attach site plan as per section 2.02 of the Lease)






                        [DRAWING NOT INCLUDED]


                     EXHIBIT C TO LEASE AGREEMENT


                        SUPPLEMENTAL AGREEMENT


       This Supplemental Agreement is made as of February 11, 2002 and is entered into by and between Town Place LLC, a California limited liability company ("Landlord"), whose address is 15335 Calle Enrique, Morgan Hill, California 95037 ("Landlord"), and Central Coast Bancorp, a California corporation, dba "Community Bank of Central California" whose address is 301 Main Street, Salinas, California 93901. Landlord and Tenant have executed that certain Lease Agreement dated February 1, 2002 ("the Lease") affecting those premises described in the Lease ("Premises"). The parties hereto agree as follows:

      1.     The Rent Commencement Date of the Lease is April 1,2002.

      2.     The Termination Date of the Lease is March 31, 2007.

      3. The Lease is in full force and effect, neither party is in default of its obligations under the Lease, and Tenant has no setoffs, claims or defenses to the enforcement of the Lease.

      4. This Supplemental Agreement is executed in accordance with Section 2.09 of the Lease.


LANDLORD:

Town Place LLC,
a California limited
liability company, by
Pacific Oak Properties,
Inc., a California
corporation, Manager


By: /s/ JOHN P. KENT
    --------------------
    John P. Kent, President
    Pacific Oak Properties, Inc.

TENANT:

Central Coast
Bancorp, a
California
corporation, dba
Community Bank of
Central California


By: /s/ HARRY D. WARDWELL
    -------------------------
    Harry D. Wardwell,
    Senior Vice President,
    Branch Administrator,
    Authorized Representative


                     EXHIBIT E TO LEASE AGREEMENT


                     (Tenant's Improvement Work)


      Tenant is authorized to construct, at Tenant's sole cost and expense, all improvements and fixtures necessary to bring the Premises to a finished condition for the conduct of Tenant's business in accordance with the Lease, subject to the following:


1. Tenant shall be required to pay the cost of any permits and fees assessed due to Tenant's Improvement Work, Tenant's use and/or operation including, without limitation, water and sewer fees.


2. Tenant shall submit to Landlord, detailed plans and specifications for review and written approval by Landlord prior to the commencement of construction of any interior or exterior improvements.


3. Tenant shall submit to Landlord, the names, addresses, phone numbers and contact personsfor all contractors performing improvements within Tenant's space. Tenant, in advance of commencement of work, will provide acceptable certificates of insurance from Tenant and/or its contractor with Landlord listed as an additional insured.


4. Tenant or its contractor will provide Landlord with all necessary permits prior to the commencement of work and Certificates of Occupancy prior to opening for business and Tenant and/or its contractor shall pay all fees required by public authorities with respect to Tenant's work.


5. All utilities must be in Tenant's name prior to the commencement of work in Tenant's space.


6. All of Tenant's fixtures, equipment and materials shall be new and first-class quality.


7. Any roof penetrations as required for Tenant improvements shall only be performed by
Landlord unless otherwise approved in advance by Landlord.


                     EXHIBIT F TO LEASE AGREEMENT


                            SIGN CRITERIA


(Attach additional sign criteria as per section 9.03 of the Lease)

                              TOWN PLACE
                          Gilroy, California


                SIGN CRITERIA for STORES A + B, PAD 1


These criteria have been established for the purpose of assuring a coordinated sign program for the benefit of Town Place Shopping Center and its tenants. Landlord shall administer and interpret the criteria. Conformance will be strictly enforced.


A.     General Requirements


      1. Tenant shall submit to Landlord at least three (3) copies of detailed sign drawings.
      Landlord's written approval is required prior to submittal to governmental authorities.

      2. Once Landlord's written approval has been granted, Tenant shall submit the sign drawings to the City of Gilroy for review. Planning Department and/or Building
      Department approval shall be required for all signage.

      3. All permits for signage and installation shall be obtained by Tenant at Tenant's expense.

      4. Tenant shall be responsible for the fulfillment of all requirements and specifications.


B.     Design Requirements for Building Fascia Signs


      1.     Tenants  are  encouraged  to  use  corporate
             colors,   logos,  letter  styles,  and  sign
             designs   in   order   to   promote   tenant
             identity  and  name  recognition.   Landlord
             shall,    however,   have   the   right   to
             disapprove    or   require    revisions   to
             Tenant's   proposed   signage  if   Landlord
             reasonably    determines    that    Tenant's
             proposed    signage    is     inappropriate,
             detrimental to adjacent tenants and/or the shopping center, or in need of improvement.

      2. The suggested height for individual sign characters for Stores A and B, and Pad I is twenty-four inches (24"). However, for tenants occupying over 3000 square feet of retail space, suggested height of sign characters is thirty inches (30"). Larger or smaller signs, unconventional designs and other creative signage proposals may be approved by Landlord if Landlord in its sole and absolute judgment, determines that Tenant's request is in keeping with a high quality sign program. and will not be detrimental to adjacent tenants and/or the shopping center. NOTWITHSTANDING THE FOREGOING, City of Gilroy sign requirements specify that the total area of Tenant's signage shall not exceed one and one half square feet (1.50 SF) for each lineal foot of storefront. However, a minimum of twenty square feet (20 SF) shall be allowed for all tenants.

      3. The length of Tenant's fascia signage shall not exceed the frontage of Tenant's premises, less a reasonable "blank space" at each side of the sign. The suggested minimum blank space for twenty-four inch (24") characters is at least two feet (2') at each side of the sign. Suggested blank space for characters larger than twenty-four inches (24") is at least thirty-six inches (36").

      4. Tenants occupying the end of a building shall be permitted to have both front and side facing signage.

      5.     No signs shall be permitted on the roof of a building.

      6.     Signs shall be internally illuminated.

      7. All signs shall be comprised of individual characters or connected script, unless otherwise approved by Landlord.


TOWN PLACE
Sign Criteria Page Two


C.     Other Building Signage

1. Tenant may place signage at the store entrance indicating hours of business, telephone number and other similar information. Size, design and type of signage shall be approved in writing by Landlord.

2. Tenant may have uniform signage applied upon non-customer receiving door indicating
Tenant's name and address. Written Landlord approval required.

3. Tenant may install under canopy signage. Size, design, material and color shall be approved by Landlord.


D.     General Specifications


1. All electrical signs shall bear the UL label, and their installation must comply with all local building and electrical codes.

2. All conductors, transformers and other equipment shall be concealed.

3. Electrical service to signs shall be on Tenant's meter and shall be part of Tenant's construction and operation costs.

4. No signmaker's label or other identification will be permitted on the exposed surface of sign. except for those required by local ordinance and these shall be placed in an inconspicuous location

5. All penetrations of the building structure required for sign installation shall be neatly sealed in a watertight condition.

6. Sign contractor shall repair all damage caused by their work. Damage not repaired by sign contractor shall become Tenant's responsibility to correct..

7. Tenant shall be responsible for the actions of Tenant's sign contractor.


E.     Administration

1.           Landlord shall administer and interpret the criteria.

2.           With respect to administration and interpretation.
Landlord's decision shall be final.
However, Landlord and Tenant recognize that final authority rests with the City of Gilroy.

3. Landlord reserves the right to make additions, deletions, and/or revisions to the Sign
Criteria at any time with or without notifying tenant.

                     EXHIBIT G TO LEASE AGREEMENT


                       (Rules and Regulations)


1. The sidewalks and entry passages of the Shopping Center shall not be obstructed by
Tenant or used by Tenant for any purpose other than ingress and egress; provided, however, that
Landlord may, in Landlord's sole and absolute discretion and only with Landlord's prior written consent,grant individual tenants of the Shopping Center the right to use the Common Area for variouspurposes, including outdoor dining The floors and windows that reflect or admit light into anyplace in the Premises shall not be covered or obstructed by Tenant except that Tenant shall be allowed to install levelor style blinds to front window.
The water closets and other water
apparatus shall not be used for any other purpose than those for which they were constructed, and no sweepings, rubbish or other obstructing substances shall be thrown therein.

2. Nothing shall be thrown by Tenant, its agents and/or servants out of the windows, doors or down the passages of the Premises.

3. Unless otherwise approved in writing by Landlord, no animals, birds, bicycles or other vehicles shall be allowed in the Premises.

4. No painting shall be done, nor shall any alterations be made to any part of the Premises by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires orgas or electric fixtures, without the prior written consent of Landlord or its agent. All glass, locks and trimmings in or upon the doors and windows of the Premises shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and putin order under the direction and to the satisfaction of Landlord or its agents, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the Premises or any part of the Shopping Center, the woodwork or the walls of the Premises or any part of the Building, nor carry on upon the Premises any noisy or offensive business.

5. Safes, furniture, heavy equipment, boxes or other bulky articles shall be carried into the Premises or removed from the Premises only with prior written consent of Landlord, and then only bemeans of passageways, doors, or through the windows of the Premises as Landlord may in writing direct. Heavy articles shall only be placed by Tenant in such places as may be specified in writing by Landlord, and any damage done to the Premises, to other tenants in the Building or to other persons by moving said bulky articles in or out of the Premises, by the overloading of floors by said articles, or in any other manner, shall be paid for by Tenant.


6.     Deleted.

7. Tenant shall load and unload its merchandise, equipment and supplies and remove its rubbishonly by way of the truck loading area (if any) and service doors (if any) designated for
Tenant'suse at hours established from time to time by Landlord. Tenant shall not permit the use of any fork lift truck, tow truck or any other mechanically powered machine or equipment for handling freight in the Premises or other portions of the Building, except in the truck loading areas. All equipment and devices hauling freight in the Premises or portions of the Building other than the said excepted areas shall be propelled by hand and shall have no mark type rubber tires or wheels. No freight shall be hauled into or through covered areas in the Building.





                     EXHIBIT G TO LEASE AGREEMENT


                       (Rules and Regulations)

8. When reasonably practical, all printed material referring to the location of Tenant's
Premises and in all advertising (by newspaper, radio, television or otherwise) Tenant shall includein any reference to Tenant's place of business the name of the Shopping Center.


9. Common areas shall not be used for solicitations, distribution of hand bills or other advertising matter, demonstrations or any other activity of Tenant and Tenant shall not sell or displaymerchandise on or otherwise obstruct common areas or any other area outside the confines of the Premises.


10. Tenant shall not conduct any going out of business auction, distress, fire or bankruptcy sales, provided, however, that Tenant may conduct periodic seasonal promotional or clearance sales.


11. Tenant shall not sell, display or distribute any alcoholic liquors or beverages for consumption on or off the Premises without the prior written consent of Landlord.


12. Tenant shall not install or operate in the Premises any coin operated vending machines or similar devices for the sale of merchandise, food and beverages without the prior written consent of Landlord, except for those vending machines which are for the exclusive use of Tenant's employees and are not in view of or available to the public.

13. Tenant shall not permit the extermination of vermin to be performed in, on or about the Premises, except by a person or company designated or approved by Landlord. Refuse or rubbishaccumulated in Tenant's operations or on the Premises shall not be collected or removed except by the person or company, if any, designated or approved by Landlord, but in any such case Landlord agrees that the prices to be charged therefore by the person or company so designated shall be competitive. Only Tenant's employees or a person or company designated or approved by Landlord, if any, shall clean the windows or perform janitorial services or any other cleaning or maintenance service in or for the Premises or on the exterior of the Premises, during reasonable hours designated from time to time for such purposes by Landlord.


14. Tenant shall not install, operate or maintain or suffer to be installed, operated or maintained any public telephone within or without the Premises.


15. Tenant shall maintain displays of merchandise in the display windows, if any, and shall keep the same well lighted during such hours and days that the common areas are lighted by
Landlord.


16. Tenant shall store or stock in the Premises only such merchandise as Tenant intends to offer for sale at, in, from or upon the Premises.


17. All signs shall be professionally prepared and in good taste so as not to detract from the general appearance of the leased premises or the Shopping Center, and under no circumstances shall Tenant attach or affix to the Premises any hand-lettered signs, notices, or other materials.